CEO GUAZZONI SEES BRIGHT OUTLOOK FOR BALANCE OF 2006 AND FOR 2007; State-of-the-State Comments Made at Zanett at Weekend Investor Gathering... Plans for Share Buy Back Program Announced;

Monday October 23, 2006, 8:00 am EDT

NEW YORK--(BUSINESS WIRE)-October 23, 2006--Zanett Inc. (NASDAQ: ZANE - News) a leading information technology (IT) consulting firm serving Fortune 500 corporations, mid-market companies, and classified government agencies involved in Homeland Defense and Homeland Security, today announced it plans to file an 8-K today pursuant to Regulation FD of the Securities and Exchange Commission making public certain comments made by its Chairman and CEO, Claudio Guazzoni, to a private gathering of investors over this past weekend.

ALL MATERIAL COMMENTS MADE (IF ANY) ARE FULLY DISCLOSED IN THIS PRESS RELEASE

This past weekend, speaking at a private gathering of investors and potential investors in a "State of the State" address on Saturday, October 21st, Zanett President Claudio Guazzoni commented on the Company's outlook for the balance of 2006 and into 2007. Furthermore Mr Guazzoni also remarked on the Company's stock performance in the recent past.

UPWARD REVISION TO GUIDANCE

Zanett recently revised its revenue guidance for Q3 upward significantly, from a range of $10.4 million to $10.6 million to over $11 million. For the entire year Zanett forecasted Revenue growth of 27%.

COMMENTS ON FUNDAMENTALS

"Zanett's fundamentals have never been stronger," Mr. Guazzoni noted. "Our company is growing at a rapid rate both as a result of our acquisitive business model, but organically as well. We're producing free cash flow at a record rate. We are about to renew our Line of Credit facilities and double their size to $10 million, providing us with flexibility in pursuing our growth strategy. Finally, the integration of the back office functions of our commercial solutions segment has been completed and we're beginning to realize the benefits of both the economies of scale and the leveraged marketing that we sought."

COMMENTS ON STRATEGY

Commenting on the recent stock activity Mr. Guazzoni also said, "I believe that a lot of investors looking at our operating and stock price performance over the past year have missed the underlying story. The costs of consolidation, SARBOX compliance, rising interest rates and the confusion caused by Oracle's consolidation of the ERP market all took a toll on our bottom line towards the end of 2005, and that sentiment spilled over into 2006," he explained. "But since the beginning of the year we've improved virtually every one of our operating and financial metrics. At our recent Board of Directors Meeting, our management laid out what was a very aggressive acquisition and organic growth strategy campaign for the balance of the year and 2007, reflecting a very bullish outlook for both our commercial and government segments." he revealed.

COMMENTS ON STOCK PRICE

Mr Guazzoni emphasized, "Our stock price has drifted down to a point where very soon Zanett might find a whole lot of value in instituting a Stock Buy Back Program."

"We currently have good positive cash flow. And we currently plan to soon take advantage of the disparity between what we believe are the underlying fundamentals and the price of the Zanett's common stock."

BLACKOUT PERIOD

An SEC mandated "Blackout Period" currently exists forbidding for the Company and any of its insiders from purchasing its own Common Stock. The "Blackout Period" expires 3 days after the Company publishes its results for Q3.

Mr Guazzoni stated "As soon as we are permitted by statute and regulation to do so, both our management team and the Company itself intend to file with the SEC appropriate documents to be able to acquire shares of the Company's Common Stock in the open market, especially if the stock price remains at such levels that represent value to us."

SHARE BUY BACK PROGRAM

"As soon as permitted, we are planning to re-institute our Share Buyback Program, which upon approval will allow us to acquire up to 150,000 shares of Zanett's common stock when we believe conditions warrant. Furthermore, our management team intends to, subject to regulatory constraints, also acquire Common Stock in the open market at what we feel are these undervalued levels."

POSITIVE INVESTOR RESPONSE

The attendees applauded these measures, and one investor noted privately, "This is the kind of confidence we've been looking for in Zanett management. They've clearly rearranged their house to take advantage of the improved environment for IT Services and Solutions. With fresh financial resources and much improved operating metrics, to me it looks like they'll be accelerating their growth in the coming months."

ABOUT ZANETT (www.zanett.com)
Zanett is an information technology ("IT") company that provides customized, mission-critical IT solutions to Fortune 500 corporations, mid-market companies, and classified government agencies involved in Homeland Defense and Homeland Security. The Company operates in two segments: Government Solutions and Commercial Solutions.

The Government Solutions segment specializes in providing advanced software and satellite engineering services with domain area expertise in the realm of classified geospatial data exploitation and representation as well as IT infrastructure related to Homeland Defense and Homeland Security.
The Commercial Solutions segment provides Management Consulting services and delivers custom business solutions that integrate and implement Oracle's full suite of product offerings - Oracle, JD Edwards, PeopleSoft, Seibel, together with associated Oracle Fusion technologies. A wide range of delivery expertise is provided to clients, including Managed Services, Business Intelligence, Web and Portal Development, and Middleware Technologies.

Zanett also provides full infrastructure and application hosting, utilizing both local resources and international resources, remote and onsite DBA support, all on a 24x7 basis.

Zanett currently employees over 210 people nationwide and is headquartered in New York City, with offices in Boston, Cincinnati, Detroit, Indianapolis, Jacksonville, Philippines, and Denver. Founded in 2000, Zanett is listed on the NASDAQ Capital Market under the symbol ZANE.

DISCLAIMER AND FORWARD-LOOKING STATEMENTS

(PLEASE READ THE FOLLOWING 3 PARAGRAPHS CAREFULLY)

Certain statements in this news release regarding projected results of operations or, projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, any and all future expectation, and plans for future activities may and should be regarded as "forward-looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett currently is considering, but in reality may or may not in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, known and unknown risks, uncertainties and other factors.

Circumstances do change, and if and when the landscape changes, Zanett shall endeavor to remain as flexible as possible, and adjust its strategy accordingly. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The abovementioned listing of risks and uncertainties is not inclusive.
For a more detailed discussion of some, but not all, of the risks and uncertainties that may affect Zanett, Inc., see Zanett, Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2006 and its Quarterly Report on Form 10-QSB for the quarters ended June 30 2006,
 March 31 2006, and September 31, 2005.

Neither Zanett, Inc. nor Zanett Oracle Solutions is a part of, a division of, nor a subsidiary of, nor in any other manner connected with, Oracle Corporation, and no implication is made what-so-ever to suggest as such.

Contact:
BPC Financial Marketing
John Baldissera
800-368-1217

Source: Zanett, Inc.